Exhibit 4.25
ENTERA BIO LTD.
 2018 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT - ISRAELI EMPLOYEES – TRUSTEE
CAPITAL GAIN ROUTE

___________________, 20__

Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and the award agreement set forth in Exhibit A (the Grant Letter and Exhibit A, collectively this “Agreement”), Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), has granted you as of the Grant Date set forth below an option to purchase Shares (the “Award”).  The Award is granted under and is subject to the Entera Bio Ltd. 2018 Equity Incentive Plan (together with the Israeli Sub Plan, the “Plan”).  Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan.  The provisions of the Plan shall control in the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you.

AWARD TERMS

PARTICIPANT:
GRANT DATE:
SHARES SUBJECT TO AWARD:
PER SHARE EXERCISE PRICE:
VESTING TERMS:
TAX ROUTE: Trustee Capital Gains Route

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan.  You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact [●] via email at [●].  If not, please provide your signature, address and the date for this Agreement where indicated below.

By signing below, you declare as follows: (i) you shall comply with all terms and conditions set forth in Section 102 with regard to the applicable tax track and the rules and regulations promulgated thereunder, as amended from time to time; (ii) you are familiar with, and understand the provisions of Section 102 in general, and the tax arrangement under the applicable tax track in particular, and its tax consequences; (iii) you agree that the Option and any Shares that may be issued in connection with the Option (or otherwise in relation to the Option), will be held by the Trustee for at least the duration of the Holding Period; (iv) you understand that any release of such option or shares from trust, or any sale of the share prior to the termination of the Holding Period, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and (v) you agree to the provisions of the form Trust Deed signed between the Trustee, the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ENTERA BIO LTD.

By:

Name:

Title:

PARTICIPANT

Name

Address

Date: _____________

EXHIBIT A

ENTERA BIO LTD. 2018 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT – TRUSTEE CAPITAL GAINS ROUTE

The following award agreement (this “Award Agreement”) sets forth the agreement of the parties to the Grant Letter to which this Award Agreement is appended with respect to the grant of stock options described in the Grant Letter. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan and the Grant Letter.

1.          Grant of Option.  The Company hereby grants to the Participant an option to purchase all or any part of the number of Shares set forth in the Grant Letter (“Option Shares”) at the per-share exercise price set forth in the Grant Letter (the “Exercise Price”), pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, and further subject to the terms and conditions set forth herein (the “Option”).

2.          Terms and Conditions.  It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a)          Vesting of Award.  Subject to the provisions of this Section 2 and Sections 3 and 4, the Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Letter.  In the event of a Termination of Service of the Participant prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.

(b)          Term of Option.  The term of the Option shall expire at close of the principal stock market or exchange on which the Shares are quoted or traded on the tenth (10th) anniversary of the Grant Date, unless terminated earlier in accordance herewith.  In no event may any portion of the Option be exercised after it has expired.

(c)          Manner of Exercise.  The Participant may, subject to the limitations in this Agreement and the Plan, exercise all or any portion of the Option that has vested.  In order to exercise the Option, the Participant shall (i) deliver to the Company a written notice specifying the number of Option Shares to be purchased and (ii) remit the aggregate Exercise Price to the Company in full, payable (A) in cash or by check, bank draft or money order payable to the order of the Company or (B) any other method acceptable to the Administrator.

(d)          No Right to Future Awards.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

3.          Exercise in Event of Death, Disability or Other Termination of Service.

(a)          Death or Disability.  If the Participant incurs a Termination of Service due to such Participant’s death or Disability, all or any part of the Option which was exercisable by the Participant immediately prior to his or her death or Disability may be exercised by the Participant or the Participant’s designated Beneficiary, estate or the person to whom such Option is transferred by will or the applicable law of descent and distribution, at any time before the earlier of (i) the twelve (12) month anniversary of the date of the Termination of Service and (ii) the time such Option would otherwise expire.  To the extent the Option was not exercisable on the date of the Participant’s Termination of Service as a consequence of his or her death or Disability, such portion of the Option shall terminate.

(b)          For Cause.  If the Participant incurs a Termination of Service by the Company for Cause, any Options held by the Participant shall be immediately cancelled and may not thereafter be exercised, even if exercisable on the date of such Termination of Service.

(c)          Exercise Following Termination of Service.  If the Participant incurs a Termination of Service for any reason other than the Participant’s death or Disability or for Cause, the Option held by the Participant at the time of such Termination of Service, to the extent vested at such time, may be exercised at any time before the earlier of (i) the three (3) month anniversary of the date of the Termination of Service and (ii) the time such Option would otherwise expire; provided that if the Participant dies within such three-month period, the Options (to the extent vested) may be exercised by the Participant’s designated Beneficiary, estate or the person to whom such Option is transferred by will or the applicable law of descent and distribution, at any time before the earlier of (i) the twelve (12) month anniversary of the date of the Termination of Service and (ii) the time such Option would otherwise expire.  Except as set forth in this Section 3(c), to the extent the Option was not exercisable on the date of the Participant’s Termination of Service, such portion of the Option shall terminate.

4.          Treatment on Change in Control.  In the event of a Change in Control, the Option will be treated in accordance with Section 11(b) of the Plan.

5.          Trust. The Option is intended to be subject to tax under the trustee capital gains route pursuant to section 102(b)(2) of the Israeli Income Tax Ordinance [New Version] 1961 ("Section 102"), subject to compliance with the terms and conditions of Section 102 and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the "Rules"). The Options and the Shares issued upon exercise or otherwise and/or any additional rights, including without limitation any right to receive any dividends or any Shares received as a result of an adjustment made under the Plan, that may be granted in connection with the Option (the "Additional Rights") shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of Section 102 and the Rules pursuant to the capital gains route for at least the period stated in Section 102.  In the event the Option or underlying Shares do not meet the requirements of Section 102, such Option and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route of Section 102.  The Company makes no representations or guarantees that the Option will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102. Any fees associated with any vesting, sale, transfer or any act in relation to the Option shall be borne by the Participant and the Trustee and/or the Company and/or any Affiliate shall be entitled to withhold or deduct such fees from payments otherwise due to from the Company or an Affiliate or the Trustee. In accordance with the requirements of Section 102 and the Capital Gains Route, the Participant shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period.  Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

6.          Tax Liability; Withholding Requirements. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or exercise of any Option granted hereunder. The Company and/or the Trustee shall withhold taxes according to the requirements under Applicable Law, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company and/or the Trustee may make such provisions and take such steps as they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options under the Plan and the exercise, vesting and/or sale or other disposition thereof, including, but not limited to, (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from the Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares. The Company and/or the Trustee shall not be required to release any Shares to the Participant until all required withholding taxes have been paid by the Participant. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the ITA, pursuant to applicable tax laws, regulations and rules.

7.          References.  References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

8.          Not Salary, Pensionable Earnings or Base Pay.  The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.

9.          Forfeiture Upon Breach of Certain Other Agreements.  Subject to Section 10, the Participant’s breach of any non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate (the “Restrictive Covenant Agreement”) is incorporated herein by reference, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation or return of any Shares (whether or not vested) held by the Participant. To the extent that the Participant has not executed the Restrictive Covenant Agreement, this Agreement and the Award thereunder shall not be effective unless and until the Participant executes the Restrictive Covenant Agreement, and this Agreement and the Award thereunder shall be revoked if the Participant does not execute the Restrictive Covenant Agreement within thirty (30) days following the Grant Date.

10.        Whistleblower Protection; Defend Trade Secrets Act.

(a)          Nothing in this Agreement or otherwise limits the Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any Applicable Law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company.  The Company may not retaliate against the Participant for any of these activities, and nothing in this Agreement requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.

(b)          Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that the Participant shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law as contemplated by the preceding sentence, the Participant may disclose the relevant trade secret to his attorney and may use such trade secret in the ensuing court proceeding, if the Participant (X) files any document containing such trade secret under seal and (Y) does not disclose such trade secret, except pursuant to court order.

11.          Recoupment/Clawback.  This Award (including any amounts or benefits arising from this Award) shall be subject to recoupment or “clawback” as may be required by Applicable Law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.

12.        Miscellaneous.

(a)          Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Entera Bio Ltd.
Kiryat Hadassah
Minrav Building – Fifth Floor
Jerusalem 9112002
Israel
Attention: [●]
 Email: [●]

If to the Participant:

At the Participant’s most recent address shown on the signature page of the Grant Letter, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

(b)          Entire Agreement.  This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)          Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to Applicable Law, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

(d)          Amendment; Waiver.  No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)          Successors and Assigns; No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)           Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment or service with the Company.

(g)          Participant Undertaking; Acceptance.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to this Agreement.  The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the Option and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.

(h)          Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

(i)           Israeli Securities Law. The Company may obtain an exemption from prospectus requirements in Israel pursuant to Section 15D of the Israeli Securities Law. If such exemption is obtained the documents filed with the SEC regarding the Plan and the Plan itself will be available at the Company’s offices.

(j)           Governing Law. The Award shall be governed by the laws of the State of Israel. The Company, its Affiliates and each Participant (by acceptance of the Award) irrevocably submit, in respect of any suit, action or proceeding related to the implementation or enforcement of the Plan, to the exclusive jurisdiction of the competent courts in Tel-Aviv-Jaffe.

ENTERA BIO LTD.
 2018 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

___________________, 20__

Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and the award agreement set forth in Exhibit A (the Grant Letter and Exhibit A, collectively this “Agreement”), Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), has granted you as of the Grant Date set forth below an option to purchase Shares (the “Award”).  The Award is granted under and is subject to the Entera Bio Ltd. 2018 Equity Incentive Plan (the “Plan”).  Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan.  The provisions of the Plan shall control in the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you.

AWARD TERMS

PARTICIPANT:
GRANT DATE:
SHARES SUBJECT TO AWARD:
PER SHARE EXERCISE PRICE:
VESTING TERMS:

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan.  You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact [●] via email at [●].  If not, please provide your signature, address and the date for this Agreement where indicated below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ENTERA BIO LTD.

By:

Name:

Title:

PARTICIPANT

Name

Address

Date: _____________

EXHIBIT A

ENTERA BIO LTD. 2018 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

The following award agreement (this “Award Agreement”) sets forth the agreement of the parties to the Grant Letter to which this Award Agreement is appended with respect to the grant of stock options described in the Grant Letter. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan and the Grant Letter.

1.          Grant of Option.  The Company hereby grants to the Participant an option to purchase all or any part of the number of Shares set forth in the Grant Letter (“Option Shares”) at the per-share exercise price set forth in the Grant Letter (the “Exercise Price”), pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, and further subject to the terms and conditions set forth herein (the “Option”).

2.          Terms and Conditions.  It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a)          Vesting of Award.  Subject to the provisions of this Section 2 and Sections 3 and 4, the Option shall vest and become exercisable in accordance with the vesting schedule set forth in the Grant Letter.  In the event of a Termination of Service of the Participant prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.

(b)          Term of Option.  The term of the Option shall expire at close of the principal stock market or exchange on which the Shares are quoted or traded on the tenth (10th) anniversary of the Grant Date, unless terminated earlier in accordance herewith.  In no event may any portion of the Option be exercised after it has expired.

(c)          Manner of Exercise.  The Participant may, subject to the limitations in this Agreement and the Plan, exercise all or any portion of the Option that has vested.  In order to exercise the Option, the Participant shall (i) deliver to the Company a written notice specifying the number of Option Shares to be purchased and (ii) remit the aggregate Exercise Price to the Company in full, payable (A) in cash or by check, bank draft or money order payable to the order of the Company or (B) any other method acceptable to the Administrator.

(d)          No Right to Future Awards.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

3.          Exercise in Event of Death, Disability or Other Termination of Service.

(a)          Death or Disability.  If the Participant incurs a Termination of Service due to such Participant’s death or Disability, all or any part of the Option which was exercisable by the Participant immediately prior to his or her death or Disability may be exercised by the Participant or the Participant’s designated Beneficiary, estate or the person to whom such Option is transferred by will or the applicable law of descent and distribution, at any time before the earlier of (i) the twelve (12) month anniversary of the date of the Termination of Service and (ii) the time such Option would otherwise expire.  To the extent the Option was not exercisable on the date of the Participant’s Termination of Service as a consequence of his or her death or Disability, such portion of the Option shall terminate.

(b)          For Cause.  If the Participant incurs a Termination of Service by the Company for Cause, any Options held by the Participant shall be immediately cancelled and may not thereafter be exercised, even if exercisable on the date of such Termination of Service.

(c)          Exercise Following Termination of Service.  If the Participant incurs a Termination of Service for any reason other than the Participant’s death or Disability or for Cause, the Option held by the Participant at the time of such Termination of Service, to the extent vested at such time, may be exercised at any time before the earlier of (i) the three (3) month anniversary of the date of the Termination of Service and (ii) the time such Option would otherwise expire; provided that if the Participant dies within such three-month period, the Options (to the extent vested) may be exercised by the Participant’s designated Beneficiary, estate or the person to whom such Option is transferred by will or the applicable law of descent and distribution, at any time before the earlier of (i) the twelve (12) month anniversary of the date of the Termination of Service and (ii) the time such Option would otherwise expire.  Except as set forth in this Section 3(c), to the extent the Option was not exercisable on the date of the Participant’s Termination of Service, such portion of the Option shall terminate.

4.          Treatment on Change in Control.  In the event of a Change in Control, the Option will be treated in accordance with Section 11(b) of the Plan.

5.          Tax Liability; Withholding Requirements. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or exercise of any Option granted hereunder.

6.          References.  References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

7.          Not Salary, Pensionable Earnings or Base Pay.  The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.

8.          Forfeiture Upon Breach of Certain Other Agreements.  Subject to Section 9, the Participant’s breach of any non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate (the “Restrictive Covenant Agreement”) is incorporated herein by reference, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation or return of any Shares (whether or not vested) held by the Participant. To the extent that the Participant has not executed the Restrictive Covenant Agreement, this Agreement and the Award thereunder shall not be effective unless and until the Participant executes the Restrictive Covenant Agreement, and this Agreement and the Award thereunder shall be revoked if the Participant does not execute the Restrictive Covenant Agreement within thirty (30) days following the Grant Date.

9.          Whistleblower Protection; Defend Trade Secrets Act.

(a)          Nothing in this Agreement or otherwise limits the Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company.  The Company may not retaliate against the Participant for any of these activities, and nothing in this Agreement requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.

(b)          Further, nothing in this Agreement precludes the Participant from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency.  However, once this Agreement becomes effective, the Participant may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that the Participant filed or is filed on the Participant’s behalf.

(c)          Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that the Participant shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law as contemplated by the preceding sentence, the Participant may disclose the relevant trade secret to his attorney and may use such trade secret in the ensuing court proceeding, if the Participant (X) files any document containing such trade secret under seal and (Y) does not disclose such trade secret, except pursuant to court order.

10.        Recoupment/Clawback.  This Award (including any amounts or benefits arising from this Award) shall be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.

11.        Miscellaneous.

(a)          Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Entera Bio Ltd.
Kiryat Hadassah
Minrav Building – Fifth Floor
Jerusalem 9112002
Israel
Attention: [●]
 Email: [●]

If to the Participant:

At the Participant’s most recent address shown on the signature page of the Grant Letter, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

(b)          Entire Agreement.  This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)          Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

(d)          Amendment; Waiver.  No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)          Successors and Assigns; No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)          Waiver of Jury Trial. TO THE EXTENT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS NOT GOVERNED BY THE ARBITRATION AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH LEGAL PROCEEDING.

(g)          Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment or service with the Company.

(h)          Participant Undertaking; Acceptance.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to this Agreement.  The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the Option and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.

(i)           Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.